Exhibit 10.6

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of June 17, 2010, is made by and among BUNGE N.A. HOLDINGS, INC., a Delaware corporation (“Bunge”), ICM, Inc., a Kansas corporation (“ICM”), AGSTAR FINANCIAL SERVICES, PCA, and its successors and assigns, as Agent (the “Agent”) for itself and for the other commercial, banking or financial institutions whose signatures appear on the signature pages to the Credit Agreement (as defined below) or which hereafter become parties to the Credit Agreement (the “Banks”), and, upon execution of a counterpart signature page to this Agreement, the trustee appointed under the Indenture (as defined below) (the “Trustee”), as trustee and as attorney-in-fact for the Public Noteholders (as defined below).  Bunge, ICM and the Public Noteholders are each referred to individually herein as a “Subordinated Noteholder” and, collectively, as the “Subordinated Noteholders.”  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

RECITALS

A.           SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (“SIRE”), the Agent, and the Banks have entered into an Amended and Restated Credit Agreement dated March 31, 2010, which has been amended from time to time (collectively, as amended, the “Credit Agreement”) under which the Banks agreed to extend certain loans in the original principal amount of up to $126,000,000.00 (the “Loans”) to SIRE for the construction, equipping, furnishing, and operating of an ethanol production facility (the “Project”).  SIRE’s obligation to repay the Loans is secured by a mortgage on the Project and a security interest in substantially all of the assets of SIRE.

B.           Bunge has provided credit facilities to SIRE pursuant to the terms of a (i) Revolving Credit Note dated as of August 26, 2009 (the “Bunge Revolving Note”) in the original principal amount of up to $10,000,000.00 and (ii) Subordinated Term Loan Note dated as of June 17, 2010 (the “Bunge Subordinated Note”) in a principal amount of $28,106,578.97.

C.           ICM has provided a term loan to SIRE pursuant to a Subordinated Term Loan Note (the “ICM Subordinated Note”), in an original maximum principal amount of $9,969,816.08.

D.            SIRE will offer to the public, including its existing members, up to $10,000,000 in Series A Convertible Term Loan Notes (when issued, the “Public Subordinated Notes”), pursuant to the terms of an Indenture to be executed by and between SIRE and the Trustee (the “Indenture”), which Public Subordinated Notes will be registered under the Securities Act of 1933, as amended, pursuant to a Form S-1 Registration Statement to be filed by SIRE with the Securities and Exchange Commission.

E.           The Banks require that the Subordinated Noteholders subordinate the payment of the Subordinated Indebtedness to the payment of any and all indebtedness of SIRE to the Banks as provided in the Credit Agreement.

F.           This Agreement replaces and supersedes in its entirety that certain Debt Subordination Agreement, dated as of August 1, 2009, executed by and between Bunge and Agent.

AGREEMENT

NOW, THEREFORE, in order to induce the Banks to consummate the transactions contemplated by the AgStar Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agrees as follows:

1.           Definitions.  As used herein, the following terms have the meanings set forth below:

“AgStar Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of SIRE from time to time owed to the Banks under the AgStar Loan Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a proceeding, without regard to whether or not such interest is an allowed claim.  AgStar Indebtedness shall be considered to be outstanding whenever any loan commitment or loan under the AgStar Loan Documents is outstanding.

“AgStar Loan Documents” shall mean the Credit Agreement and all other notes, mortgages, security agreements, documents, instruments, and assignments and contracts between SIRE and the Banks as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Public Noteholder” shall mean any holder of a Public Subordinated Note.

“SIRE Default” shall mean a Default or Event of Default as defined in the AgStar Loan Documents, or any other agreement or instrument evidencing, governing, or issued in connection with the Loans, or any default under or breach of any such agreement or instrument.

“Subordinated Debt Documents” shall mean the Bunge Revolving Note, the Bunge Subordinated Note, the ICM Subordinated Note, each Public Subordinated Note and all indentures, loan agreements, documents and other instruments executed in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Indebtedness” shall mean all obligations, liabilities and indebtedness of every nature of SIRE from time to time owed to the Subordinated

Noteholders pursuant to the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a proceeding, without regard to whether or not such interest is an allowed claim.  The Subordinated Indebtedness shall be considered to be outstanding whenever any loan commitment or loan under a Subordinated Debt Document is outstanding.

2.           Subordination.

(a)           Payment Subordination.  The payment of the Subordinated Indebtedness is hereby expressly subordinated to the AgStar Indebtedness on the terms set forth in this Agreement; provided, however, that SIRE shall have the right to pay, and the applicable Subordinated Noteholder will have the right to accept payment of, without the prior written consent of the Agent, any principal or interest on: (i) the Bunge Revolving Note, so long as immediately prior to the proposed payment and after giving effect thereto, (x) no Default or Event of Default described in Section 6.01(a) of the Credit Agreement shall exist, and (y) the sum of the outstanding Revolving Letters of Credit plus the outstanding Revolving Line of Credit Advances does not exceed the Borrowing Base (as the foregoing terms are defined in the Credit Agreement); (ii) the Bunge Subordinated Note, to the extent such payment constitutes a prepayment of the Bunge Subordinated Note made with proceeds from the offering of the Public Subordinated Notes or any other equity or debt securities of SIRE, as required by the terms of the Bunge Subordinated Note; (iii) the ICM Subordinated Note, to the extent such payment constitutes a prepayment of the ICM Subordinated Note made with proceeds from the offering of the Public Subordinated Notes or any other equity or debt securities of SIRE, as required by the terms of the ICM Subordinated Note; and (iv) any other Subordinated Indebtedness from and after its stated maturity, which shall be not earlier than the maturity date of the Term Loan (as defined in the Credit Agreement).  Nothing in this subsection 2(a) shall be deemed to prohibit (i) any interest from being capitalized and added to the principal balance of any Subordinated Indebtedness in accordance with the terms of the Subordinated Debt Documents or (ii) any Subordinated Noteholder from converting any or all of the Subordinated Indebtedness held by it into the applicable series of units in SIRE upon the terms set forth in the Subordinated Debt Documents.

(b)           Security Interest Subordination.  Regardless of any priority otherwise available to a Subordinated Noteholder by law or by agreement, the Agent for the benefit of the Banks shall hold a first security interest in all collateral securing payment of the AgStar Indebtedness (the “AgStar Collateral”), and any security interest claimed therein (including any proceeds thereof) by any Subordinated Noteholder shall be and remain fully subordinate for all purposes to the security interest of Banks therein for all purposes whatsoever.

3.           Payments Prior to Acceleration or Demand for Payment.  It is understood and agreed that SIRE shall not pay, and no Subordinated Noteholder shall accept, any principal or interest on any Subordinated Indebtedness, except as expressly set forth in subsection 2(a) above.  In the event of receipt of payments by a Subordinated Noteholder described in subsection 2(a) prior such Subordinated Noteholder’s receipt of a notice of acceleration or demand for payment of the AgStar Indebtedness, such payments shall belong to such Subordinated Noteholder as its own property, and such Subordinated Noteholder shall have no obligation under this Agreement to hold or remit any part of such payments for the account of the Banks.

4.           Payments After Acceleration or Demand for Payment.  In the event of receipt of any payments by a Subordinated Noteholder from SIRE under a Subordinated Debt Document after such Subordinated Noteholder’s receipt of the notice of acceleration or demand for payment in full of the AgStar Indebtedness from Agent (unless Agent has revoked such notice in writing), such payments shall be applied by such Subordinated Noteholder as follows:

(a)
All payments received by such Subordinated Noteholder after the receipt of the notice of acceleration or demand for payment in full of the AgStar Indebtedness from Agent shall be held in trust by such Subordinated Noteholder, and shall promptly be transferred to the Agent and thereafter shall be applied to the payment of the AgStar Indebtedness.

(b)
Until all of AgStar Indebtedness has been paid in full, such Subordinated Noteholder shall not, without Agent’s prior written consent, exercise any right of or permit any setoff in respect of any Subordinated Indebtedness.

(c)
If such Subordinated Noteholder receives any payment on the Subordinated Indebtedness that such Subordinated Noteholder is not entitled to receive under the provisions of this Agreement, such Subordinated Noteholder will hold the amount so received in trust for the Banks and will forthwith turn over such payment to Agent in the form received (except for the endorsement of such Subordinated Noteholder where necessary) for application to the AgStar Indebtedness (whether or not due).  If such Subordinated Noteholder exercises any right of setoff which such Subordinated Noteholder is not permitted to exercise under the provisions of this Agreement, such Subordinated Noteholder will promptly pay over to Agent, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If such Subordinated Noteholder fails to make any endorsement required under this Agreement, Agent, or any of its officers or employees or agents on behalf of Agent, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for such Subordinated Noteholder to make such endorsement in such Subordinated Noteholder’s name.

(d)
In the event of the bankruptcy of, or the appointment of a trustee, receiver or other representative or liquidator for any of the property of SIRE, or if SIRE shall become the subject of any proceeding of any character under any federal or state bankruptcy or insolvency act or law, all monies and other property allocated or allocable to the Subordinated Indebtedness and which would be payable or deliverable to a Subordinated Noteholder in the absence of the provisions of this Agreement shall be paid and delivered directly to Agent for application by Agent as hereinafter provided, regardless of whether a Subordinated Noteholder or Agent or both file a claim on behalf of a Subordinated Noteholder in any such proceeding.  Agent is irrevocably authorized, at its option, but is under no duty or obligation, (a) to represent a Subordinated Noteholder in any such proceeding, and (b) in its own name or otherwise, to make proof of, and receive any payments and property allocated or declared for payment or delivery on account of the Subordinated Indebtedness in any such proceeding; and for said purposes, each Subordinated Noteholder further agrees at Agent’s request to deliver to Agent a separate instrument of assignment assigning the Subordinated Indebtedness to Agent.  Agent may apply all payments and property it receives on such of AgStar Indebtedness as it shall then elect, until full payment of all of AgStar Indebtedness, the excess, if any, to be paid to the Subordinated Noteholders.

(e)
The Subordinated Noteholders’ and SIRE’s undertakings and Agent’s rights and remedies shall not be affected or impaired by (a) any neglect or omission on the part of Agent to look to, or to preserve any collateral at any time securing payment of the AgStar Indebtedness, or (b) any act on the part of Agent in releasing, canceling or surrendering all or part of such collateral, or in extending the time for payment with respect to all or any part of the AgStar Indebtedness or such collateral, or in enforcing or relying upon such collateral, or (c) any other act or omission by  Agent or any Bank.  No notice need be given to any Subordinated Noteholder at any time of the AgStar Indebtedness or the amount thereof, whether now existing or later arising, or any increase or decease therein, or any payment thereof, or with respect to any collateral, or in any other respect.

(f)
No Subordinated Noteholder shall, without the prior written consent of Agent, assign, pledge or otherwise transfer, or permit to be assigned, pledged or otherwise transferred (other than, in the case of the Public Noteholders, as permitted by the terms of the Indenture and the Public Subordinated Notes), or execute any power of attorney (other than the limited power of attorney granted by the Public Noteholders to the Trustee pursuant to the Indenture) with respect to the Subordinated Indebtedness or any part thereof, except to Agent.

5.           Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and Agent may, subject to the provisions of the AgStar Loan Documents and without notice to or consent by any Subordinated Noteholder, modify any of the AgStar Loan Documents in reliance upon this Agreement.  Without limiting the generality of the foregoing, Agent may, at any time and from time to time, either before or after receipt of any such notice of revocation, without the consent of or notice to any Subordinated Noteholder and without incurring responsibility to any Subordinated Noteholder or impairing or releasing any of Agent’s rights or any of Subordinated Noteholder’s obligations hereunder:

(a)           change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any AgStar Indebtedness or any instrument evidencing the same in any manner;

(b)	sell, exchange, release or otherwise deal with any property at any time securing payment of AgStar Indebtedness or any part thereof;

(c)	release anyone liable in any manner for the payment or collection of AgStar Indebtedness or any part thereof;

(d)	exercise or refrain from exercising any right against SIRE or any other person (including any Subordinated Noteholder); and

(e)	apply any sums received by Agent, by whomsoever paid and however realized, to AgStar Indebtedness in such manner as Agent shall deem appropriate.

6.           Notice.  All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to Bunge:
Bunge N.A. Holdings, Inc.
c/o Bunge North America, Inc.
11720 Borman Drive
St. Louis, MO  63146
Facsimile:  (314)292-2110
Attention:  General Manager, Biofuels

With copy to:
Bunge North America, Inc.
11720 Borman Drive
St. Louis, MO  63146
Facsimile:  (314)292-2119
Attention:  General Counsel

If to ICM:
ICM, Inc.
310 N. First St.
Colwich, KS 67030
Facsimile: (316)796-0570
Attention: General Counsel

If to any
Public Noteholder:               c/o Trustee
see signature page hereto

If to Agent:
AgStar Financial Services, PCA
1921 Premier Drive
PO Box 4249
Mankato, MN 56002-4249
Facsimile: (507) 344-5088
Attention: Ron Munson

or at such other address as may hereafter be designated in writing by that party.  All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

7.           Trustee.  Any notice, demand, payment or other communication to be made to any Public Noteholder pursuant to the terms of this Agreement shall be deemed to be received by the applicable Public Noteholder to the extent received by the Trustee in accordance with the terms of this Agreement.  The Trustee shall hold any payment received hereunder in trust for the benefit of the applicable Public Noteholder and cause any such notices, demands, payments or other communications to be distributed in accordance with the terms of the Indenture, including to any paying agent appointed pursuant to the Indenture.

8.           Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the AgStar Loan Documents, the provisions of this Agreement shall control and govern.

9.           Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

10.        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.        Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

12.       Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the AgStar Indebtedness after which this Agreement shall terminate without further action on the part of Agent hereto.

13.           Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflicts of law principles.

14.           WAIVER OF JURY TRIAL. EACH SUBORDINATED NOTEHOLDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  EACH SUBORDINATED NOTEHOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT AGENT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT.  EACH SUBORDINATED NOTEHOLDER REPRESENTS AND WARRANTS THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THIS WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

15.           SUBROGATION. Subject to the payment of the AgStar Indebtedness in full, to the extent cash, property or securities otherwise payable or deliverable to any Subordinated Noteholder shall have been applied to the payment of AgStar Indebtedness pursuant to this Agreement (whether by reason of turnover by such Subordinated Noteholder to the Agent or any Bank or otherwise), then such Subordinated Noteholder shall be subrogated to the rights of the Agent and the Banks to receive payments and distributions of cash, property and securities applicable to the AgStar Indebtedness until the Subordinated Indebtedness is paid in full.  For purposes of such subrogation, no payments or distributions to the Agent or any Bank of any cash, property or securities to which a Subordinated Noteholder would have been entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement by a Subordinated Noteholder to the Agent or any Bank, shall, as among SIRE and/or any of SIRE’s creditors (other than the Agent, the Banks and the Subordinated Noteholders), be deemed to be a payment or distribution by SIRE to or on account of any of the AgStar Indebtedness.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above-written.

BUNGE N.A. HOLDINGS, INC., a Delaware corporation

By:	/s/ Todd A. Bastean
Name: Todd A. Bastean
Title: Vice President

ICM, INC., a Kansas corporation

By:	/s/ Brian Burris
Name: Brian Burris
Title: Secretary & General Counsel

AGSTAR FINANCIAL SERVICES, PCA, and its successors and assigns, as Agent for itself and the other Banks

By:	/s/ Ron Munson
Name: Ron Munson
Title:

The undersigned, the Trustee under that certain Indenture, dated as of [•], 2010, by and between the Trustee and Southwest Iowa Renewable Energy, LLC, hereby executes and delivers this counterpart signature page to that certain Subordination Agreement, dated as of [•], 2010, by and among Bunge N.A. Holdings, Inc., ICM, Inc., and AgStar Financial Services, PCA, and agrees to be bound by all of the terms and conditions set forth therein from and after the date hereof.

[•], as Trustee and as attorney-in-fact for the Public Noteholders

By:
Name:
Title:
Date:
Address for notices: ______________________________ ______________________________ ______________________________

[COUNTERPART SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

ACKNOWLEDGEMENT

The undersigned hereby acknowledges and agrees to the terms and provisions of this Subordination Agreement. By executing this Acknowledgement, Southwest Iowa Renewable Energy, LLC, through the undersigned authorized manager, agrees to be bound by the provisions of the Subordination Agreement insofar as such provisions relate to the relative rights of Agent and the Subordinated Noteholders thereto as among such parties.  The undersigned further agrees that the terms of the Debt Subordination Agreement shall not give the undersigned any substantive rights vis-à-vis the parties and does not affect the undersigned’s obligations under the AgStar Loan Documents or the Subordinated Debt Documents.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
an Iowa limited liability company

By: /s/ Brian T. Cahill
Name:  Brian T. Cahill
Title:  President